Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this registration Statement of WaterPure International, Inc. on Form SB-2 of our report dated May 12, 2006, appearing in the Prospectus, which is part Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
May 12, 2006